UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 11, 2011
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8923 (Commission File Number)	34-1096634 (IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
See the disclosure in Item 5.03 below regarding the issuance of 349,854 shares of 6% Series H Cumulative Convertible and Redeemable Preferred Stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
Health Care REIT, Inc. (the “Company”) filed a Certificate of Designation with the Secretary of State of Delaware to authorize the issuance of 349,854 shares of 6% Series H Cumulative Convertible and Redeemable Preferred Stock (the “Preferred Stock”), a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company issued all of the authorized shares of the Preferred Stock as partial consideration for an acquisition by the Company, with the shares valued at $16,667,000.00. The shares were issued without registration in reliance upon the federal statutory exemption of Section 4(2) of the Securities Act of 1933, as amended. The shares have a liquidation value of $25 per share, no stated maturity and may be redeemed by the Company at any time after December 31, 2015 and upon certain other events. The Preferred Stock is convertible at a conversion ratio of one share of Preferred Stock to one share of common stock at any time after the earlier of December 31, 2013 (except for one holder who may convert earlier) and upon the achievement of certain benchmarks.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
3.1	Certificate of Designation of 6% Series H Cumulative Convertible and Redeemable Preferred Stock of the Company.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ GEORGE L. CHAPMAN

George L. Chapman
Its:	Chairman, Chief Executive
Officer and President
Dated: January 11, 2011